Exhibit 4.60

To:

Board of Directors of NIO Inc.;

Board of Directors of NIO Holding Co., Ltd. (“NIO Holding”); and

Executive Director of Anhui NIO Data Technology Co., Ltd (“Anhui NIO Data”)

Confirmation and Undertaking Letter

The undersigned, Bin Li, a citizen of the People’s Republic of China (the “PRC”) with ID Card No.: ********, as a shareholder of Anhui NIO Data, hereby confirms, undertakes and warrants that in the event of the death, incapacity, divorce or the occurrence of any circumstances which may affect the exercise of equity interest in Anhui NIO Data held by me, I shall ensure my heirs, guardians, creditors, spouse or any other persons who are entitled to claim rights or benefits in respect of the equity interest in Anhui NIO Data held by me and any interests attached thereto, will not take any action, at any time and in any way, that may affect or interfere with the performance of my obligations under the Control Documents (including the Exclusive Business Cooperation Agreement, the Exclusive Option Agreement, the Equity Pledge Agreement, the Loan Agreement and the Power of Attorney entered into by me on December 12, 2022, as well as any modification, alteration and/or supplementary agreements entered into by the relevant parties from time to time, collectively, the “Control Documents”).

The undersigned confirms that: (1) the equity interest in Anhui NIO Data held by me and any interests attached thereto are not jointly owned by myself and my spouse, and my spouse does not own and has no control over such property or interests; (2) the daily operation management and voting matters of me in respect of Anhui NIO Data are not affected by my spouse; and (3) in the event that my spouse and I are divorced from, I will take all actions deemed necessary by NIO Holding to ensure the performance of the Control Documents.

The undersigned further confirms that, when the law of the PRC allow NIO Holding to operate the relevant business operated by Anhui NIO Data or to invest in Anhui NIO Data without the use of Control Documents, I will transfer all of the equity interest in Anhui NIO Data to NIO Holding and/or its designated third party and terminate the Control Documents upon the request of NIO Holding. Subject to the law of the PRC, upon the termination of the Control Documents, I will return any consideration received from NIO Holding in acquiring the equity interest in Anhui NIO Data to NIO Holding or its designated entities in the manner as requested by NIO Holding.

The undersigned undertakes that during the term of the Control Documents, (i) unless with the written consent of NIO Holding, I will not directly or indirectly, whether through myself or any other natural person or legal entity, participate in, or engage in, acquire or hold (in any case, whether as a shareholder, partner, agent, employee or otherwise), any business that is or may be in competition with NIO Holding, Anhui NIO Data and their affiliates; (ii) no action or omission of action by me will result in any conflict of interests between me and NIO Holding (including but not limited to the shareholders of NIO Holding); and (iii) in the event of such conflict of interest (occurrence of which is subject to the decision of NIO Holding in its sole discretion), I will, subject to the law of the PRC, take any action as directed by NIO Holding to eliminate such conflict of interest.

For all disputes arising from the implementation of or in connection with this letter, myself and any interested party may submit such disputes to arbitration by Shanghai International Economic and Trade Arbitration Commission in Shanghai in accordance with its arbitration procedures and rules then in effect. The arbitration tribunal shall consist of three arbitrators appointed in accordance with arbitration rules. The claimant shall appoint one arbitrator, the respondent shall appoint one arbitrator, and the third arbitrator shall be appointed by the above two arbitrators through consultation or by Shanghai International Economic and Trade Arbitration Commission. The arbitration shall be conducted confidentially, and the language of the arbitration shall be Chinese. The arbitration award shall be final and binding upon the parties. Where appropriate, the arbitration tribunal or the arbitrators may award compensation, injunctive relief in respect of all the parties’ equities, assets, property interest or land assets (including restrictions on conduct of business, restrictions or prohibitions on transfer or sale of equities or assets), or propose the winding up of the relevant parties in accordance with the dispute resolution provisions and/or applicable laws of the PRC. In addition, any interested party and myself may apply to any court having jurisdiction (including Hong Kong, the Cayman Islands, the place of incorporation of either party (namely, Hefei, China) or the place where the principal assets of any interested party or myself are located) for interim relief. During the arbitration, this letter shall remain effective except for the matters under dispute and pending for arbitration.

(Signature Page to Confirmation and Undertaking Letter)

By:
/s/ Bin Li
Name: Bin Li

December 12, 2022

To:

Board of Directors of NIO Inc.;

Board of Directors of NIO Holding Co., Ltd. (“NIO Holding”); and

Executive Director of Anhui NIO Data Technology Co., Ltd. (“Anhui NIO Data”)

Confirmation and Undertaking Letter

The undersigned, Lihong Qin, a citizen of the People’s Republic of China (the “PRC”) with ID Card No.: ********, as a shareholder of Anhui NIO Data, hereby confirms, undertakes and warrants that in the event of the death, incapacity, divorce or the occurrence of any circumstances which may affect the exercise of equity interest in Anhui NIO Data held by me, I shall ensure my heirs, guardians, creditors, spouse or any other persons who are entitled to claim rights or benefits in respect of the equity interest in Anhui NIO Data held by me and any interests attached thereto, will not take any action, at any time and in any way, that may affect or interfere with the performance of my obligations under the Control Documents (including the Exclusive Business Cooperation Agreement, the Exclusive Option Agreement, the Equity Pledge Agreement, the Loan Agreement and the Power of Attorney entered into by me on December 12, 2022, as well as any modification, alteration and/or supplementary agreements entered into by the relevant parties from time to time, collectively, the “Control Documents”).

The undersigned confirms that: (1) the equity interest in Anhui NIO Data held by me and any interests attached thereto are not jointly owned by myself and my spouse, and my spouse does not own and has no control over such property or interests; (2) the daily operation management and voting matters of me in respect of Anhui NIO Data are not affected by my spouse; and (3) in the event that my spouse and I are divorced, I will take all actions deemed necessary by NIO Holding to ensure the performance of the Control Documents.

The undersigned further confirms that, when the law of the PRC allow NIO Holding to operate the relevant business operated by Anhui NIO Data or to invest in Anhui NIO Data without the use of Control Documents, I will transfer all of the equity interest in Anhui NIO Data to NIO Holding and/or its designated third party and terminate the Control Documents upon the request of NIO Holding. Subject to the law of the PRC, upon the termination of the Control Documents, I will return any consideration received from NIO Holding in acquiring the equity interest in Anhui NIO Data to NIO Holding or its designated entities in the manner as requested by NIO Holding.

The undersigned undertakes that during the term of the Control Documents, (i) unless with the written consent of NIO Holding, I will not directly or indirectly, whether through myself or any other natural person or legal entity, participate in, or engage in, acquire or hold (in any case, whether as a shareholder, partner, agent, employee or otherwise), any business that is or may be in competition with NIO Holding, Anhui NIO Data and their affiliates; (ii) no action or omission of action by me will result in any conflict of interests between me and NIO Holding (including but not limited to the shareholders of NIO Holding); and (iii) in the event of such conflict of interest (occurrence of which is subject to the decision of NIO Holding in its sole discretion), I will, subject to the law of the PRC, take any action as directed by NIO Holding to eliminate such conflict of interest.

For all disputes arising from the implementation of or in connection with this letter, myself and any interested party may submit such disputes to arbitration by Shanghai International Economic and Trade Arbitration Commission in Shanghai in accordance with its arbitration procedures and rules then in effect. The arbitration tribunal shall consist of three arbitrators appointed in accordance with arbitration rules. The claimant shall appoint one arbitrator, the respondent shall appoint one arbitrator, and the third arbitrator shall be appointed by the above two arbitrators through consultation or by Shanghai International Economic and Trade Arbitration Commission. The arbitration shall be conducted confidentially, and the language of the arbitration shall be Chinese. The arbitration award shall be final and binding upon the parties. Where appropriate, the arbitration tribunal or the arbitrators may award compensation, injunctive relief in respect of all the parties’ equities, assets, property interest or land assets (including restrictions on conduct of business, restrictions or prohibitions on any transfer or sale of equities or assets), or propose the winding up of the relevant parties in accordance with the dispute resolution provisions and/or applicable laws of the PRC. In addition, any interested party and myself may apply to any court having jurisdiction (including Hong Kong, the Cayman Islands, the place of incorporation of either party (namely, Hefei, China) or the place where the principal assets of any interested party or myself are located) for interim relief. During the arbitration, this letter shall remain effective except for the matters under dispute and pending for arbitration.

(Signature Page to Confirmation and Undertaking Letter)

By:
/s/ Lihong Qin
Name: Lihong Qin

December 12, 2022